Huntington VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/HBANSPECIAL or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HBANSPECIAL

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

Proposal	For	Against	Abstain
1. Approval of the merger of TCF Financial Corporation ("TCF") with and into Huntington Bancshares Incorporated ("Huntington"), as contemplated by the Agreement and Plan of Merger, dated as of December 13, 2020 (as it may be amended from time to time), by and between Huntington and TCF, with Huntington as the surviving corporation (the "Huntington merger proposal").	☐	☐	☐
2. Approval of an amendment to Huntington's charter to increase the number of authorized shares of Huntington common stock from one billion five hundred million shares (1,500,000,000) to two billion two hundred fifty million shares (2,250,000,000) (the "Huntington authorized share count proposal").	☐	☐	☐
3. Approval of the adjournment of special meeting of Huntington shareholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes at the time of the Huntington special meeting to approve the Huntington merger proposal or the Huntington authorized share count proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Huntington common stock (the "Huntington adjournment proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The Special Meeting of Shareholders of Huntington Bancshares Incorporated will be held on Thursday, March 25, 2021, at 3:30 p.m. Eastern Time, virtually via the internet at www.meetingcenter.io/207906613.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — HBAN2021

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Huntington Bancshares Incorporated

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Proxy Solicited by the Board of Directors for Special Meeting — March 25, 2021

The undersigned shareholder of Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"), hereby appoints Stephen D. Steinour, Zachary J. Wasserman and Jana J. Litsey, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Special Meeting of Shareholders to be held on Thursday, March 25, 2021, virtually via the internet at 3:30 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Participants in the Huntington 401(K) Plan: This card also constitutes voting instructions to the Trustee of the Huntington 401(K) Plan (the "Plan"), Fidelity Management Trust Company. IF NO DIRECTION IS MADE, THE TRUSTEE WILL VOTE THE PARTICIPANT'S SHARES IN THE SAME PROPORTION ON EACH PROPOSAL AS IT VOTES THE SHARES CREDITED TO PARTICIPANTS' ACCOUNTS FOR WHICH IT HAS RECEIVED VOTING INSTRUCTIONS.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

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